INLAND DIVERSIFIED REAL ESTATE TRUST, INC.

2009 THIRD QUARTER REPORT

November 2009

Dear Stockholder:

Inland Diversified Real Estate Trust, Inc. is pleased to provide you with our Form 10-Q for the quarter ended September 30, 2009, which was filed with the Securities and Exchange Commission (“SEC”) on November 13, 2009. This report, along with our other regulatory filings, is available for viewing on our website at www.inlanddiversified.com.

Quarter Ended September 30, 2009

Our registration statement was declared effective by the SEC on August 24, 2009. As of September 30, 2009 we had collected a total of $2,719,618 in the offering of our shares. We have also actively begun the process of evaluating properties for acquisition for our portfolio. Our goals with regard to acquiring assets are well defined.  We will focus on those acquisitions that we believe provide the greatest opportunity for stable returns and steady growth.  This will be the cornerstone philosophy for building our company, as we go forward.

Six Percent Distribution Declared Through December 2009

Subsequent to the end of the quarter on October 14, 2009, our board of directors declared distributions payable to stockholders of record each day beginning on the close of business on October 15, 2009 through the close of business on December 31, 2009. An additional distribution was declared payable to stockholders of record on October 14, 2009. Please refer to Supplement Number 2 to our prospectus dated October 20, 2009, for details.

If you have questions regarding this quarterly report or your investment in Inland Diversified, please contact your financial advisor or Inland Customer Service at 800.826.8228.

Sincerely,

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.

Barry L. Lazarus

President and Chief Operating Officer